EXHIBIT 1
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                             JOINT FILING AGREEMENT

             The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.001 per share, of Viant Corporation is filed jointly, on behalf of each of them.


Dated:  April 15, 2002

                                         /s/ Ahmet H. Okumus
                                         ---------------------------------------
                                         Ahmet H. Okumus

                                         OKUMUS CAPITAL, L.L.C.

                                         By: /s/ Ahmet H. Okumus
                                            ------------------------------------
                                             Ahmet H. Okumus
                                             Managing Member

                                         OKUMUS OPPORTUNITY FUND LTD.

                                         By: OKUMUS Capital, L.L.C.
                                             its Investment Manager and
                                             Attorney-in-Fact

                                         By: /s/ Ahmet H. Okumus
                                            ------------------------------------
                                             Ahmet H. Okumus
                                             Managing Member


                                        OKUMUS MARKET NEUTRAL FUND, LTD.
                                         By:  OKUMUS Capital, L.L.C.
                                              its Investment Manager and
                                              Attorney-in-Fact

                                         By: /s/ Ahmet H. Okumus
                                            ------------------------------------
                                             Ahmet H. Okumus
                                             Managing Member